Exhibit 10.1

SCHEDULE 5 – FORM OF WARRANT AGREEMENT

WARRANT AGENCY AGREEMENT

THIS WARRANT AGENCY AGREEMENT (this “Agreement”) dated as of [●] [●], 2021, between WIZE PHARMA, INC., a Delaware corporation, with offices at 24 Hanagar Street, Hod Hasharon, Israel (the “Company”), and [●], a [●] corporation, with offices at [●], as warrant agent (the “Agent”).

WHEREAS, on December [●], 2020, the Company and Cosmos Capital Limited (ACN 636 458 912) (the “Target”) entered into a Bid Implementation Agreement (the “BIA”), whereby, among other things, the Company agreed to commence an offer (the “Offer”) to purchase all of the outstanding ordinary shares (the “Cosmos Shares”) of the Target;

WHEREAS, the Company plans to consummate the Offer on or about the date hereof;

WHEREAS, as contemplated in the BIA and the Offer, the Company has determined to issue (to the shareholders of Target accepting the Offer) (i) an aggregate of up to [●] shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants (the “Warrants”) to purchase an aggregate of up to [●] shares of Common Stock, with each such Warrant evidencing the right of the holder thereof to acquire one share of Common Stock (each, a “Warrant Share”) if and to the extent the holder thereof has satisfied the Milestone (as defined below);

 WHEREAS, the Company desires the Agent to act on behalf of the Company, and the Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Agent, and the holders of the Warrants;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Agent

The Company hereby appoints the Agent to act as agent for the Company for the Warrants, and the Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants

2.1  Form of Warrant.  Each Warrant shall be issued in registered (book entry) form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile or scanned PDF signature of, the Chief Executive Officer or Chief Financial Officer of the Company and shall bear the Company’s printed name.  In the event the person whose facsimile or scanned PDF signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2  Effect of Countersignature.  Unless and until countersigned by the Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3  Registration.

 2.3.1  Warrant Register.  The Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of Permitted Transfers of the Warrants, which will be reflected on statements issued by the Agent from time to time to the holders thereof reflecting their aforesaid book entry position (the “Warrant Statements”).  Upon the initial issuance of the Warrants, the Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Agent by the Company, which shall be by way of the Company providing a list of the shareholders of Target entitled to receive the Warrants, substantially in the form of Exhibit B hereto (the “Holders”).

2.3.2  Registered Holder.  Prior to due presentment for registration of transfer of any Warrant (only if permitted hereunder), the Company and the Agent may deem and treat the Holder in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing made by anyone other than the Company or the Agent), for the purpose of any exercise or entitlement thereof, and for all other purposes, and neither the Company nor the Agent shall be affected by any notice to the contrary.

2.4  Legends; Restricted Securities. Unless and until, and for so long as, the Warrants or the Warrant Shares are not registered under the Securities Act, each certificate or book-entry position statement, as applicable, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

IN ADDITION, THIS SECURITY IS NOT TRANSFERABLE EXCEPT TO THE EXTENT PERMITTED UNDER THE TERMS OF THE WARRANT AGENCY AGREEMENT.”

The Agent is required to refuse to register any transfer of the Warrant or the Common Stock underlying the Warrant (i) not made in accordance with the provisions of Regulation S, pursuant to the Securities Act or pursuant to an available exemption from registration and (ii) not expressly permitted under this Agreement.

3. Terms of Warrants

3.1  Issuance of Warrant Shares; Milestone.

3.1.1 Issuance. Each Warrant shall, when countersigned by the Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase and receive from the Company the number of Warrant Shares stated therein, for no additional consideration and without the need to exercise the Warrant, if, and only if, the Company advises the Agent that the Holder has satisfied the Milestone, including how many Warrant Shares should be issued to the Holder (the “Milestone Notice”), in which case, the Agent shall issue the number of Warrant Shares set forth in the Milestone Notice to the Holders set forth in the Milestone Notice (the “Milestone Holders”). A Warrant may not be exercised, and no Warrant Shares will be issued hereunder, unless and until the Company has delivered the Milestone Notice to the Agent in accordance with this Agreement.

3.1.2 Milestone. Solely as between the Holders and the Company, it is hereby agreed as follows: (i) a Holder who satisfied the Milestone as of the Milestone Date shall be entitled to be identified as a Milestone Holder in the Milestone Notice delivered by the Company to the Agent, (ii) in order to determine whether a Holder satisfied the Milestone as of the Milestone Date and should be identified as a Milestone Holder, including how many Warrant Shares should be issued thereto, the Company may rely solely on the registrar books of the Company’s transfer agent, but, if the Company so wishes, in its sole discretion, it may also seek from the Holder or other persons additional information, (iii) the Company’s determination under clause (ii) shall be final and conclusive as long as it was made by the Board in good faith, and (iv) the Company shall deliver a Milestone Notice to the Agent no later than 14 days following the Milestone Date.

3.2  Duration of Warrants.   Each Warrant (i) held by a Holder who is not a Milestone Holder, as set forth in the Milestone Notice, shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease upon delivery of such Milestone Notice, and (ii) held by a Holder who is a Milestone Holder, as set forth in the Milestone Notice, shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease upon delivery of such Milestone Notice, except for the right of such Milestone Holder to receive the Warrant Shares in accordance with the Milestone Notice.

3.3  Issuance.

3.3.1 Issuance of Certificates.  As soon as practicable after the delivery of the Milestone Notice, the Agent shall issue to each of the Milestone Holders a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, her or it (or, if directed by the Company, such shares of Common Stock will initially be issued in book-entry form, registered on the books and records of the registrar and transfer agent therefor in such name or names as may be directed by such holder).  Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

3.3.2  Valid Issuance.  All Warrant Shares issued in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.3  Date of Issuance.  Each person in whose name any such certificate (or statement for book-entry position) for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Milestone Notice has been delivered, irrespective of the date of delivery of such notice, except that, if the date of such notice is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

4. Adjustments

4.1  Stock Dividends and Splits.  If after the date hereof, and subject to the provisions of Section 4.5 below, the number of outstanding shares of Common Stock is increased by a share dividend payable in shares of Common Stock, or by a subdivision of the shares of Common Stock, or other similar event, then, on the effective date of such share dividend, subdivision or similar event, the number of Warrant Shares issuable hereunder shall be increased in proportion to such increase in outstanding shares of Common Stock.

4.2  Aggregation and Reverse Split of Shares.  If after the date hereof, and subject to the provisions of Section 4.5, the number of outstanding shares of Common Stock is decreased by a consolidation, amalgamation, merger, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Warrant Shares issuable hereunder shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3  Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any consolidation, amalgamation, merger or combination of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the registered holders shall thereafter have the right, and only the right, to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, consolidation, amalgamation, merger or combination, or upon a dissolution following any such sale or transfer, that the Board of Directors of the Company (the “Board”) determines in good faith that the Warrant holder would have received if such Warrant holder had been entitled to receive the Warrant Shares immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, and this Section 4.3.  The provisions of this Section 4.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.4  Notices of Changes in Warrant.  Upon every adjustment in accordance with Section 4.1, 4.2 or 4.3, the Company shall give written notice thereof to the Agent, which notice shall state the adjustment and the increase or decrease, if any, in the number of shares purchasable hereunder, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified in Sections 4.1, 4.2, or 4.3, then, in any such event, the Company shall cause the Agent to give written notice to each registered holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.5  No Fractional Shares.  Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional Warrant Shares.  If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled to receive a fractional interest in a share, the Company shall round down to the nearest whole number the number of the shares of Common Stock to be issued to the registered holder.

4.6  Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement.  However, the Company may at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5. Transfer and Exchange of Warrants

5.1  Registration of Transfer.  Subject to Section 5.6 hereof, the Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon receipt of a transfer form for such Warrant, substantially in the form of Exhibit C, properly completed with signatures properly guaranteed and accompanied by appropriate instructions for transfer.  Upon any such transfer, a new Warrant Statement representing an equal aggregate number of Warrants shall be issued to the transferee.  The Warrants so cancelled shall be clearly marked “cancelled” or bear a similar statement to that effect in the Warrant Register and delivered by the Agent to the Company from time to time upon request.

5.2  Procedure for Surrender of Warrants.  Warrants may be surrendered to the Agent, together with a written request for exchange or transfer, and thereupon the Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3  Fractional Warrants.  The Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a certificate for a fraction of a Warrant.

5.4  Service Charges.  No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5  Warrant Execution and Countersignature.  The Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Agent, will supply the Agent with Warrants duly executed on behalf of the Company for such purpose.

5.6 Non Transferable. Notwithstanding anything to the contrary hereunder, the Warrants shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of any Warrant or any right or interest therein, in whole or in part, in violation of this Section 5.6 shall be void ab initio and of no effect. The Warrants will not be listed on any quotation system or traded on any securities exchange.

6. Other Provisions Relating to Rights of Holders of Warrants

6.1  No Rights as Shareholder.  A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

6.2  Lost, Stolen, Mutilated, or Destroyed Warrants.  If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed.  Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3  Reservation of Common Stock.  The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock (or out of shares held by the Company in treasury) that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7. Concerning the Agent and Other Matters

7.1  Payment of Taxes.  The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

7.2  Resignation, Consolidation, or Merger of Agent.

 7.2.1  Appointment of Successor Agent.  The Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company.  The Company may terminate this Agreement and discharge the Agent, or any successor to it hereafter appointed, after giving sixty (60) days’ notice in writing to the Agent.  If the office of the Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Agent in place of the Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Agent or by the holder of a Warrant (who shall, with such notice, submit its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Agent at the Company’s cost.  Any successor Agent, whether appointed by the Company or by such court, shall be a corporation or other business entity organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority.  After appointment, any successor Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Agent with like effect as if originally named as Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Agent all the authority, powers, and rights of such predecessor Agent hereunder; and upon request of any successor Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2  Notice of Successor Agent.  In the event a successor Agent shall be appointed, the Company shall give notice thereof to the predecessor Agent and the transfer agent for the Warrant Shares not later than the effective date of any such appointment.

7.2.3  Merger or Consolidation of Agent.  Any corporation into which the Agent may be merged or with which it may be consolidated or any corporation or other business entity resulting from any merger or consolidation to which the Agent shall be a party shall be the successor Agent under this Agreement without any further act, provided that such business entity (i) would be eligible for appointment as successor to the Agent under the provisions of Section 7.2.1 above or (ii) is a wholly owned subsidiary of the Agent.

7.3  Fees and Expenses of Agent.

7.3.1  Remuneration.  The Company agrees to pay the Agent the fees and expenses set forth in Exhibit D hereto.

7.3.2  Further Assurances.  The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Agent for the carrying out or performing of the provisions of this Agreement.

7.4  Liability of Agent.

7.4.1  Reliance on Company Statement.  Whenever in the performance of its duties under this Agreement, the Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman or Chief Executive Officer or Chief Financial Officer of the Company and delivered to the Agent.  The Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2  Indemnity.  The Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.  The Company agrees to indemnify the Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Agent in the execution of this Agreement except as a result of the Agent’s gross negligence, willful misconduct, or bad faith.

7.4.3  Exclusions.  The Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any determination regarding the satisfaction of the Milestone by any Holder or make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will, when issued, be valid and fully paid and nonassessable.

7.5  Acceptance of Agency.  The Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

8. Miscellaneous Provisions

8.1  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Agent shall be binding upon, and inure to the benefit of, their respective successors and assigns.

8.2  Notices.  Any notice, statement or demand authorized by this Agreement to be given or made by the Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within (i) five days after deposit of such notice, postage prepaid, or (ii) one business day following delivery by fax, addressed (until another address is filed in writing by the Company with the Agent), as follows:

Wize Pharma, Inc.

[●]

[●]

Attn: [●]

Fax: [●]

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within (i) five days after deposit of such notice, postage prepaid, or (ii) one business day following delivery by fax, addressed (until another address is filed in writing by the Agent with the Company), as follows:

[●]

[●]

[●]

Attn: [●]

Fax: [●]

8.3  Applicable Law.  The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws.  The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the SDNY, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.2 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

8.4  Persons Having Rights under this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.  All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

8.5  Examination of this Agreement.  A copy of this Agreement shall be available for inspection by the registered holder of any Warrant at all reasonable times at the office of the Agent set forth in Section 8.2.  The Agent may require any such holder to submit its Warrant for inspection by it.

8.6  Counterparts.  This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7  Effect of Headings.  The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8  Amendments.  This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders.  All other modifications or amendments, including any amendment to change the Milestone or Milestone Date, shall require the written consent of the registered holders of a majority of the then outstanding Warrants.

8.9  Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10  Certain Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Closing Date” shall mean [●], 2021.

“Milestone” means that the Holder has not, between the Closing Date and until the Milestone Date, (1) pledged, sold, transferred, contracted to sell, sold or transferred any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, or otherwise transferred or disposed of, directly or indirectly, all of the shares of Common Stock issued to the Holder pursuant to the BIA and the Offer (such securities, collectively, “Covered Securities”), or (2) entered into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of all of the Covered Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Covered Securities, in cash or otherwise, in each case, other than by way of a Permitted Transfer (as defined below, subject to applicable changes, including that the reference therein to Warrants shall be replaced by Covered Securities) of the Covered Securities (each of the above, a “Covered Transfer”); provided that if the Holder effected a Covered Transfer for part but not all of the Covered Securities, such Holder shall be deemed to have satisfied the Milestone, except that such Holder’s entitlement to Warrant Shares shall be proportionally reduced and the number of Warrant Shares issuable to such Holder shall be equal to the sum of (A) the portion (expressed in percentage) of the number of Covered Securities held by the Holder on the Milestone Date (deducting any Covered Securities that were the subject of a Covered Transfer) compared to the total number of Covered Securities issued to the Holder pursuant to the BIA and the Offer (the “Milestone Percentage”) multiplied by (B) the maximum number of Warrant Shares issuable to such Holder pursuant to the BIA and the Offer if the Holder shall have not effected any Covered Transfer until the Milestone Date. By way of illustration only of the foregoing, if (i) a Holder was issued 100,000 shares of Common Stock on the Closing Date and warrants to purchase [●] Warrant Shares and (ii) such Holder shall have sold, in the aggregate, 1,000 shares of Common Stock prior to the Milestone Date, then the Milestone Percentage is 99% and such Holder will be entitled to receive [●] Warrant Shares.

“Milestone Date” shall mean December 31, 2021.

“Permitted Transfer” means a transfer of one or more Warrants (i) upon death of a Holder by will or intestacy, (ii) by instrument to an inter vivos or testamentary trust in which the Warrants are to be passed to beneficiaries upon the death of the trustee, (iii) pursuant to a court order (such as in connection with divorce, bankruptcy or liquidation), (iv) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable; (v) a transfer made by operation of law (including a consolidation or merger) or in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; provided that as a condition to any such transfer, in each case, any such transferee shall take each such Warrant subject to the terms and conditions of this Agreement and the Warrant and, if requested by the Company, shall sign and deliver to the Agent a written instrument agreeing to be subject to and bound by the terms and conditions of this Agreement and the Warrant.

“Securities Act” means the United States Securities Act of 1933, as amended.

[SIGNATURE PAGE TO FOLLOW]

SCHEDULE 5 – FORM OF WARRANT AGREEMENT

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

[●], as Agent

By:
Name:
Title:

Wize Pharma, Inc.

By:
Name:
Title:

EXHIBIT A

FORM OF WARRANT CERTIFICATE

[ENCLOSED]

EXHIBIT B

FORM OF LIST OF HOLDERS

NAME OF HOLDER	CONTACT INFO	NUMBER OF WARRANT SHARES[1]

1Note: To reflect the maximum amount of Warrant Shares issuable to the Holder if the Milestone has been met.

EXHIBIT C

FORM OF NOTICE OF TRANSFER

[ENCLOSED]

EXHIBIT D

FEES AND EXPENSES OF AGENT

[Enclosed]